    As filed with the Securities and Exchange Commission on October 20, 1997
                                                  REGISTRATION  NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ------------------
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ------------------
                             KEY ENERGY GROUP, INC.
             (Exact name of registrant as specified in its charter)

              MARYLAND                                                                 04-2648081
    (State or other jurisdiction                                                    (I.R.S. Employer
  of incorporation or organization)                                              Identification Number)

                         TWO TOWER CENTER, TENTH FLOOR
                        EAST BRUNSWICK, NEW JERSEY 08816
                                 (908) 247-4822
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             KEY ENERGY GROUP, INC.
                             1995 STOCK OPTION PLAN
                      OUTSIDE DIRECTORS STOCK OPTION PLAN
                             (Full Title of Plans)

                                FRANCIS D. JOHN
                             KEY ENERGY GROUP, INC.
                         TWO TOWER CENTER, TENTH FLOOR
                        EAST BRUNSWICK, NEW JERSEY 08816
                                 (908) 247-4822
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:
                                SAMUEL N. ALLEN
                            PORTER & HEDGES, L.L.P.
                           700 LOUISIANA, SUITE 3500
                             HOUSTON, TEXAS  77002
                                 (713) 226-0600
                              ------------------
                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                          Title of                 Amount to        Proposed Maximum          Proposed          Amount of
                       Securities to be               be                Offering          Maximum Aggregate    Registration
                          Registered             registered(1)     Price Per Share(2)     Offering Price(2)        Fee
----------------------------------------------------------------------------------------------------------------------------
                 Common Stock, par value           1,400,000             $34.00              $47,600,000        $14,424.24
                 $.10 per share
============================================================================================================================

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Key Energy Group, Inc. 1995 Stock Option Plan and the Key Energy Group, Inc. Outside Directors Plan (collectively, the "Plans").

(2) Pursuant to Rule 457(h), the registration fee is calculated on the basis of the average of the high and low price per share of Common Stock, as quoted on the American Stock Exchange, Inc. on October 16, 1997 and with respect to the maximum number of the registrant's securities issuable under the Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The contents of the following documents filed by Key Energy Group, Inc., a Maryland corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement (the "Registration Statement") by reference:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997;

         (b) the Company's Current Reports on Form 8-K dated June 25, 1997, as amended, September 1, 1997, September 25, 1997, October 1, 1997, October 7, 1997 and October 9, 1997; and

         (c) the description of the Common Stock contained in the Company's Form 8-A filed on May 27, 1981, and all amendments and reports thereafter filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Company will provide, without charge, each participant in each of the Company's 1995 Stock Option Plan and the Outside Directors Stock Option Plan (collectively, the "Plans"), on written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 2-418 of the Maryland General Corporation Law (the "MGCL") provides that a corporation may indemnify any director made a party to any proceeding against judgments, penalties, fines, settlements and reasonable expenses, unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was a result of deliberate dishonesty, (ii) the director actually received an improper personal benefit or (iii) in a criminal proceeding, the director had reasonable cause to believe the act or omission was unlawful. A director may not be indemnified in any proceeding charging improper personal benefit if the director was adjudged to be liable and, in a derivative action, there shall not be indemnification if a director has been adjudged liable to the corporation. A director or officer of a corporation who has been successful in the defense of any proceeding shall be indemnified against reasonable costs incurred in such defense. Indemnification may not be made unless authorized pursuant to a determination that the director has met the requisite standard of conduct.

        Article Seventh of the Key Charter provides that Key shall indemnify
(i) its directors and officers, whether serving Key or at its request any other entity, to the full extent required or permitted by the MGCL, including the advance of expenses under the procedures and to the full extent permitted by law and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or Key's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by the MGCL. Furthermore, no director or officer of Key shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except to the extent that exculpation from liability is not permitted under the MGCL as in effect when such breach occurred. No amendment of the Key Charter or repeal of any of its provisions shall limit or eliminate the limitations on liability provided to directors and officers with respect to acts or omissions occurring prior to such amendment or repeal.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Key Energy Group, Inc. 1995 Stock Option Plan (incorporated by reference to the Company's Registration Statement on Form S-4, Registration No. 353-369)

         4.2 The Key Energy Group, Inc. Outside Directors Stock Option Plan (incorporated by reference to the Company's registration statement on Form S-4, Registration No. 353- 369)

         5.1            Opinion of Porter & Hedges, L.L.P.

         23.1           Consent of KPMG Peat Marwick LLP


         23.2           Consent of Robinson Burdette Martin & Cowan, L.L.P.

         23.3           Consent of Porter & Hedges, L.L.P. (included in
                        Exhibit 5.1)

         24.1 Power of Attorney (included on the signature page hereto)

ITEM 9.  UNDERTAKINGS.

         A.      Undertaking to Update

                 The undersigned registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i)  To include any prospectus required by
                          section 10(a)(3) of the Securities Act;

                                  (ii)  To reflect in the prospectus any facts
                          or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                  (iii)  To include any material information
                          with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

                 Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

                          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.      Undertaking With Respect to Documents Incorporated by
                 Reference

                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                 Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.      Undertaking With Respect to Indemnification

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors and officers of Key Energy Group, Inc., do hereby constitute and appoint Francis D. John, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission, in connection with the filing of this Registration Statement, including specifically without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all that the said attorney and agent, shall do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Brunswick, State of New Jersey, on October 20,1997.


                                        KEY ENERGY GROUP, INC.



                                        By: /s/ Francis D. John
                                           -------------------------------------
                                           Francis D. John,
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 20, 1997.

                         SIGNATURE                                      TITLE                           DATE
                         ---------                                      -----                           ----
                                                          Director, Chairman of the Board,
                                                        President and Chief Executive Officer     October 20, 1997
                                                            (Principal Executive Officer)
                    /s/ Francis D. John
-----------------------------------------------------
                      Francis D. John

                                                              Executive Vice President
                                                            and Chief Financial Officer
                                                         (Principal Financial and Accounting      October 20, 1997
                  /s/ Stephen E. McGregor                             Officer)
-----------------------------------------------------
                    Stephen E. McGregor

                                                                      Director                    October 20, 1997
                   /s/ William S. Manly
-----------------------------------------------------
                     William S. Manly


                   /s/ Morton Wolkowitz                               Director                    October 20, 1997
-----------------------------------------------------
                     Morton Wolkowitz



                  /s/ David J. Breazzano                              Director                    October 20, 1997
-----------------------------------------------------
                    David J. Breazzano



                   /s/ Kevin P. Collins                               Director                    October 20, 1997
-----------------------------------------------------
                     Kevin P. Collins



                   /s/ W. Phillip Marcum                              Director                    October 20, 1997
-----------------------------------------------------
                     W. Phillip Marcum

                               INDEX TO EXHIBITS


         Exhibit                                                         Description
         -------                                                         -----------
           4.1                      Key Energy Group, Inc. 1995 Stock Option Plan (incorporated by reference to the
                                    Company's Registration Statement on Form S-4, Registration No. 353-369)

           4.2                      The Key Energy Group, Inc. Outside Directors Stock Option Plan (incorporated by reference to the Company's registration statement on Form S-4, Registration No. 353-
                                    369)

           5.1                      Opinion of Porter & Hedges, L.L.P.

          23.1                      Consent of KPMG Peat Marwick LLP

          23.2                      Consent of Robinson Burdette Martin & Cowan, L.L.P.


          23.3                      Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)

          24.1                      Power of Attorney (included on the signature page hereto)